Exhibit 99.1

AITX Launches Balance Sheet Stability Program; First Breakeven
Milestone Remains a January 2027 Target

CEO Steve Reinharz Defers Full Salary and Commits to No Salary or Bonus
Payments Through Fiscal Year-End

Detroit, Michigan, November 3, 2026 -- Artificial Intelligence Technology Solutions, Inc. (the "Company") (OTCID:AITX), a developer and operator of AI-driven security and productivity solutions for enterprise clients, today announced the first step in its balance sheet stability program. CEO/CTO and founder Steve Reinharz has moved to a full salary deferral and committed to receive no salary or bonus payments through February 28, 2027, the end of the Company's fiscal year.

AITX
Artificial Intelligence Technology Solutions Inc.
Building Financial
Stability

Milestone 1 and the CEO's Salary

The Company's first breakeven milestone, monthly operating cash breakeven, is reached when monthly revenue, as recognized, exceeds operating cash expenses paid to operate the Company. It excludes debt service and inventory purchases for device builds. The Company's internal target for Milestone 1 remains January 2027.

Salary paid in cash is part of that operating cash expenses. Mr. Reinharz's annual base salary is $420,000. Effective with the Company's October 15, 2026 payroll, he has deferred 100% of it, which keeps approximately $35,000 per month of salary out of operating cash paid.

His commitment covers the period in which the Company targets Milestone 1. As of the date of this release, he has deferred approximately $51,000 of his salary this fiscal year. During the same period, he has also personally paid more than $100,000 in Company business expenses that have not been reimbursed.

"I'm so focused on hitting these milestones and this helps," said Reinharz. "No salary and no bonus through the end of the fiscal year means more cash stays in the business while we work toward milestone one. This is the first step in a larger plan to stabilize our balance sheet, and we'll share the next steps as they're finalized."

Two Levers: Revenue and Cost

For its fiscal second quarter ended August 31, 2026, the Company reported revenue of $1,985,604, up 8% sequentially and 5% year over year. Revenue from customers other than its largest grew 61% year over year. Recurring device rental revenue represented 89% of total revenue.

On cost, the Company targets cash spend reductions of approximately $345,000 per month by January 2027 and more than $350,000 per month from February 2027, measured against its August 2026 run-rate. The program includes salary deferrals and a reduction in force of approximately 7 positions in August 2026 and 17 positions in October 2026. It also includes reductions in marketing, promotion, cloud and other operating costs. The Company's sales force was not affected.

"We have two levers, revenue and cost, and we're pulling both," added Reinharz. "Reaching milestone one would show more self-sustainability than this Company has ever had. It's also the step we hope opens the door to lower-cost, non-dilutive inventory financing."

Next Steps

The Company expects to announce additional steps in the balance sheet stability program as they are finalized. It intends to report progress against the milestones in future updates.

Important Information About the Deferral and the Milestones

Deferred salary reduces cash spend, not total expenses. It remains an obligation of the Company and has not been forgiven.

Mr. Reinharz's commitment covers salary and bonus payments only. The Company may reimburse some or all of these outstanding expenses before the end of the fiscal year.

The Company's projection for Milestone 1 assumes revenue growth of approximately 2.7% per month, the pace implied by its second-quarter sequential growth.

The Company described four internal breakeven milestones on October 26, 2026. Each applies a stricter test than the one before it. All four are internal management measures, not measures under generally accepted accounting principles ("GAAP"), and their targets are not projections or guarantees.

Milestone	Test	Exclusions	Internal Target
1. Monthly operating cash breakeven	Monthly revenue, as recognized, exceeds operating cash expenses paid to operate the Company	Debt service; inventory purchases for device builds	January 2027
2. Monthly accrual operating breakeven	Monthly revenue exceeds operating expenses as incurred	Depreciation and other non-cash items; deferrals; debt service; inventory purchases	March-April 2027
3. Operating breakeven after cash debt service	Milestone 2, plus debt service paid in cash	Inventory purchases; debt not serviced in cash	Not yet set
4. Full accrual-basis breakeven	Monthly revenue exceeds all expenses as incurred, including debt service and inventory purchases	Depreciation and other non-cash items	Not yet set

AITX intends to report its progress against these milestones in future updates.

About Artificial Intelligence Technology Solutions, Inc. (AITX)

AITX is a developer and provider of artificial intelligence-based solutions that empower organizations to gain new insight, solve complex challenges and drive operational efficiency. Through its family of companies, including PURSUON, Inc. (formerly RAD-M), Robotic Assistance Devices, Inc. (RAD-I), Robotic Assistance Devices Residential (RAD-R), Robotic Assistance Devices Group (RAD-G), and Robotic Assistance Devices Lanka (Private) Limited (RAD Lanka), AITX develops and delivers a broad range of AI-driven technologies and services designed to transform security, automation, and operational workflows across multiple industries.

Through its primary subsidiary, RAD-I, AITX is redefining the nearly $50 billion U.S. security and guarding services industry1 with its AI-driven Solutions-as-a-Service model. RAD solutions are specifically designed to deliver cost savings of between 35% and 80% compared to traditional manned security and monitoring, utilizing a suite of stationary and mobile autonomous systems that complement, and in many cases replace, human personnel in environments better suited for machines. All RAD technologies, AI-based analytics and software platforms are developed in-house.

All of RAD's solutions are designed to integrate with leading industry platforms and workflows, including an integration with Immix®, a provider of central station and remote monitoring software.

The Company's operations and internal controls have been validated through successful completion of its SOC 2 Type 2 audit, reinforcing its credibility with enterprise and government clients that require rigorous data protection and compliance standards.

AITX is led by Steve Reinharz, CEO/CTO and founder of the Company and all subsidiaries, who brings decades of experience in the security services industry. The broader AITX leadership and its subsidiaries draw on deep expertise across security, law enforcement, and robotics innovation, supporting the Company's ability to deliver practical and scalable solutions.

The Company's solutions are deployed across a wide range of industries including enterprises, government, transportation, critical infrastructure, education, and healthcare.

To learn more, visit www.aitx.ai, www.radsecurity.com, www.pursuon.com, www.radgroup.ai, www.saramonitoring.ai, www.radlightmyway.com, and www.stevereinharz.com, or follow Steve Reinharz on X. Information contained on, or accessible through, the foregoing websites and social media accounts is not incorporated by reference into, and does not form a part of, this press release or any of the Company's filings with the Securities and Exchange Commission.

Important Information Regarding Projections and Management Measures

The January 2027 monthly operating cash breakeven projection and the second calendar quarter 2027 all in cash breakeven projection are management estimates based on current assumptions. They are not results already achieved, guarantees of future performance or projections of profitability under generally accepted accounting principles ("GAAP").

As used in this release, monthly operating cash breakeven compares projected monthly revenue with projected monthly cash operating expenditures, excluding debt service and device build expenditures. The all in cash breakeven projection additionally includes scheduled debt service and anticipated device build expenditures. These management measures differ from GAAP net income and net cash provided by or used in operating activities and should not be considered substitutes for those measures. Revenue recognized in a month does not necessarily equal cash collected in that month. Collection timing and other working capital requirements may therefore result in a need for financing even when projected revenue exceeds the expenditures included in these comparisons. There can be no assurance that such financing will be available on acceptable terms or at all.

The internal targets assume approximately 2.7% monthly revenue growth, implementation and implementation of the cash spend reductions, and the product contributions described in this release. The assumed revenue growth rate exceeds the Company's growth over the preceding twelve months. Recent sequential growth does not establish that this rate will continue.

Projected cash spend reductions are measured against the Company's August 2026 monthly expense run rate and include both expense reductions and changes in payment timing. Salary deferrals and deferred compensation remain obligations of the Company and do not constitute permanent expense reductions or forgiveness of amounts owed. Payment of those obligations will require cash or other settlement and may affect the timing or continuation of either projected breakeven milestone.

Achievement of either milestone would not, by itself, establish GAAP profitability, eliminate accumulated liabilities or assure that the Company can fund all future requirements without additional financing. The Company continues to depend on outside financing, which may be dilutive.

Cautionary Disclosure About Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding the Company's projected monthly operating cash breakeven beginning in January 2027 and its continuation thereafter; projected all in cash breakeven during the second calendar quarter of 2027; anticipated monthly revenue growth; projected cash spend reductions of approximately $345,000 in January 2027 and more than $350,000 beginning in February 2027; the implementation and effects of workforce reductions, vendor and operating reductions, salary deferrals and compensation payment changes; the deferral of the Chief Executive Officer's salary and the timing and manner of payment of deferred compensation and unreimbursed expenses, future progress updates; deferred anticipated product launches and deployments; the effects of concentrating resources on those platforms and pausing or discontinuing other development activities and applications; potential reductions in reliance on outside capital; potential access to inventory, equipment or other financing without equity dilution; and future progress updates.

These statements reflect management's current expectations and assumptions and are subject to significant risks and uncertainties. Actual results may differ materially. Risks include revenue growth below the assumed rate; customer attrition, cancellations or deployment delays; delays in billing or collections; product launch or commercialization delays; changes in product mix or margins; inventory, production and device build cash requirements exceeding estimates; cost reductions being delayed, smaller than anticipated or offset by separation costs and other expenditures; deferred compensation and other obligations becoming payable; reductions in staffing, development or outside services adversely affecting sales, execution, customer support or retention; and debt service, financing costs or other cash requirements exceeding projections.

The Company may not achieve either projected milestone within the stated period or sustain it once achieved. Financing without equity dilution may not be available, and additional equity or other financing may continue to dilute existing stockholders. Other material risks include the Company's history of losses, negative working capital, stockholders' deficit, substantial doubt regarding its ability to continue as a going concern, and the risks described in its most recent Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission.

Readers should not place undue reliance on these statements, which speak only as of the date of this release. Except as required by law, the Company undertakes no obligation to update them. This release does not constitute an offer to sell or the solicitation of an offer to buy securities. The Company does not qualify for the statutory safe harbor for forward-looking statements under the Private Securities Litigation Reform Act of 1995.

Certain Information Regarding the Company's Financial Condition

The January 2024 internal target for monthly operating cash breakeven and the second calendar quarter 2027 target for all in cash breakeven are management's estimated based on current assumptions. The Company has not been profitable in any fiscal year of its operating history and has reported significant operating losses, negative working capital and a stockholders' deficit. Its independent auditor's report includes an explanatory paragraph expressing substantial doubt regarding the Company's ability to continue as a going concern. The Company's cash on hand is insufficient to fund operations for an extended period without additional financing. Such financing may not be available on acceptable terms or at all and may result in substantial dilution to existing stockholders.

The projections in this release do not eliminate these conditions or the Company's existing obligations. Investors should review the Company's Annual Report on Form 10-K for the fiscal year ended February 28, 2026, as amended, and subsequent SEC filings for additional information regarding its financial condition, financing arrangements and risks.

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Doug Clemons, Chief Marketing Officer
248-270-8273
doug.c@radsecurity.com

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1 https://www.ibisworld.com/united-states/market-research-reports/security-services-industry/